Investors: Brian Blanchett +1.858.291.6421 ir@illumina.com

Media: Christine Douglass pr@illumina.com

Illumina Reports Financial Results for Second Quarter of Fiscal Year 2025

•Revenue of $1.06 billion for Q2 2025, down 3% from Q2 2024 on both a reported and constant currency basis
•GAAP operating margin of 20.2% and non-GAAP operating margin of 23.8% for Q2 2025
•GAAP diluted EPS of $1.49 and non-GAAP diluted EPS of $1.19 for Q2 2025
•Cash provided by operations of $234 million and free cash flow of $204 million for Q2 2025
•For fiscal year 2025, we now expect:
◦Total company constant currency revenue decline in the range of (2.5%) to (0.5%), up from (3%) to (1%) previously
◦Non-GAAP operating margin of approximately 22% - 22.5%, up from 21.5% - 22.0% previously
◦Non-GAAP diluted EPS in the range of $4.45 - $4.55, an increase from our May guidance of $4.20 - $4.30. This includes a benefit of approximately 10 cents from recently passed legislation that allows U.S. based R&D spend to be tax-deductible
•In the quarter, repurchased approximately 4.5 million shares of Illumina stock for $380 million at an average price of $84.66 per share
•Entered into a definitive agreement to acquire SomaLogic from Standard BioTools; transaction expected to close in the first half of 2026, subject to regulatory approval

San Diego, July 31, 2025 /PRNewswire/ -- Illumina, Inc. (Nasdaq: ILMN) (“Illumina” or the “company”) today announced its financial results for the second quarter of fiscal year 2025.

“The Illumina team again delivered results that exceeded our guidance, driven by the continued ramp in X consumables, as well as accelerating growth in clinical, our largest customer segment” said Jacob Thaysen, Chief Executive Officer. “In research, we are actively helping our customers navigate a constrained funding environment. Even in these challenging conditions, the team’s focus on operational excellence helped drive margin expansion, enabling us to increase our expectations for the year.”

Second quarter Core Illumina segment results

	GAAP		Non-GAAP (a)
Dollars in millions, except per share amounts	Q2 2025	Q2 2024	Q2 2025	Q2 2024
Revenue (b)	$1,059	$1,092	$1,059	$1,092
Gross margin (c)	65.6%	68.0%	69.4%	69.4%
Research and development (R&D) expense	$247	$241	$243	$241
Selling, general and administrative (SG&A) expense	$234	$60	$241	$275
Operating profit	$214	$442	$252	$242
Operating margin	20.2%	40.5%	23.8%	22.2%
Tax provision	$71	$35	$54	$55
Tax rate	23.4%	35.0%	22.2%	24.2%
Net income	$235	$66	$187	$174
Diluted EPS	$1.49	$0.41	$1.19	$1.09

(a)See tables in “Results of Operations - Non-GAAP” section below for GAAP and non-GAAP reconciliations.
(b)Revenue for Q2 2024 included intercompany revenue of $9 million prior to the spin-off of GRAIL.
(c)Non-GAAP gross margin remained flat primarily due to higher freight and duties costs related to tariffs and an increase in field service costs, partially offset by lower strategic partnership revenue, that is lower margin, and a more favorable product mix. The decrease in GAAP gross margin was primarily due to a $23 million impairment of an acquired intangible asset.

Capital expenditures for free cash flow purposes were $30 million for Q2 2025. Cash flow provided by operations was $234 million, compared to $243 million in the prior year period. Free cash flow (cash flow provided by operations less capital expenditures) was $204 million for the quarter, compared to $213 million in the prior year period. Depreciation and amortization expense was $68 million for Q2 2025. At the close of the quarter, the company held $1.16 billion in cash, cash equivalents and short-term investments.

Share repurchases for Q2 2025 were $380 million and the company intends to repurchase incremental shares over the course of the year as part of our approximate $800 million authorization remaining at the end of the quarter.

Key announcements since our last earnings release
•Launched TruSight Oncology 500 version 2 (TSO 500 v2), an updated version of Illumina’s comprehensive genomic profiling assay for cancer research
•TIME named Illumina to its World's Most Sustainable Companies list for the second year in a row, and U.S. News & World Report named Illumina to its Best Companies to Work For list
•Entered into a definitive agreement with Standard BioTools under which Illumina will acquire SomaLogic and other specified assets
•Unveiled PromoterAI, a new AI algorithm that accurately deciphers pathogenic regulatory genetic variants in the noncoding regions of the human genome
•Received approval from Japan’s Ministry of Health, Labour and Welfare (MHLW) for TruSight™ Oncology (TSO) Comprehensive for Class III/IV Medical Device (Specially Controlled Medical Device)
•Launch of DRAGEN™ v4.4 software, the industry's most comprehensive secondary analysis solution powering clinical oncology research and multiomic applications

A full list of recent announcements can be found in the company’s News Center.

Financial outlook and guidance
The company provides forward-looking guidance on a non-GAAP basis, including on a constant currency basis for revenue and revenue growth rates. The company is unable to provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP reported financial measures because it is unable to predict with reasonable certainty the impact of items such as acquisition-related expenses, fair value adjustments to contingent consideration, gains and losses from strategic investments, potential future asset impairments, restructuring activities, the ultimate outcome of pending litigation, and currency exchange rate fluctuations without unreasonable effort. These items are uncertain, inherently difficult to predict, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, the company is unable to address the significance of the unavailable information, which could be material to future results.

Conference call information
The conference call will begin at 1:30 pm Pacific Time (4:30 pm Eastern Time) on Thursday, July 31, 2025. Interested parties may access the live webcast via the Investor Info section of Illumina’s website or directly through the following link - https://illumina-earnings-call-q2-2025.open-exchange.net/. To ensure timely connection, please join at least ten minutes before the scheduled start of the call. A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Statement regarding use of non-GAAP financial measures
The company reports non-GAAP results for diluted earnings per share, net income, gross margin, operating expenses, including research and development expense, selling general and administrative expense, legal contingency and settlement, and goodwill and intangible impairment, operating income, operating margin, gross profit, other income (expense), tax provision, constant currency revenue and growth, and free cash flow (on a consolidated and, as applicable, segment basis) in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets among others that are listed in the reconciliations of GAAP and non-GAAP financial measures included in this press release, as well as the effects of currency translation. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. Non-GAAP net income, diluted earnings per share and operating margin are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements
This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) changes in the rate of growth in the markets we serve, including the proteomics market; (ii) the volume, timing and mix of customer orders among our products and services; (iii) our ability to adjust our operating expenses to align with our revenue expectations; (iv) the completion of the proposed acquisition of SomaLogic, Inc. and certain other assets (the SomaLogic Business) from Standard BioTools Inc. on the anticipated terms and timeline, or at all, including the ability of the parties to obtain required regulatory approvals - such as under the Hart-Scott-Rodino Act in the United States or from government authorities that may have or assert jurisdiction outside the United States - and to satisfy other conditions to closing; (v) our ability to successfully integrate the SomaLogic Business into our existing operations and the SomaLogic Business’ technology and products into our portfolio; (vi) our ability to successfully manage partner and customer relationships in the proteomics market; (vii) uncertainty regarding the impact of our recent inclusion on the “unreliable entities list” by regulatory authorities in China and the decision by regulatory authorities in China to not permit us to export sequencing instruments into China; (viii) tariffs recently imposed or threatened by the U.S. government and its trading partners, and other possible tariffs or trade protection measures and our efforts to mitigate the impact of such tariffs; (ix) our ability to manufacture robust instrumentation and consumables, including the SomaLogic Business’ products; (x) the success of products and services competitive with our own; (xi) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (xii) the impact of recently launched or pre-announced products and services on existing products and services; (xiii) our ability to modify our business strategies to accomplish our desired operational goals; (xiv) our ability to realize the anticipated benefits from prior or future actions to streamline and improve our R&D processes, reduce our operating expenses and maximize our revenue growth; (xv) our ability to further develop and commercialize our instruments, consumables, and products; (xvi) to deploy new products, services, and applications, and to expand the markets for our technology platforms; (xvii) the risk of additional litigation arising against us in connection with the GRAIL acquisition; (xviii) our ability to obtain approval by third-party payors to reimburse patients for our products; (xix) our ability to obtain regulatory clearance for our products from government agencies; (xx) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xxi) uncertainty, or adverse economic and business conditions, including as a result of slowing or uncertain economic growth or armed conflict; (xxii) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments and (xxiii) legislative, regulatory and economic developments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina
Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as a global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical, and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture, and other emerging segments. To learn more, visit www.illumina.com and connect with us on X, Facebook, LinkedIn, Instagram, TikTok, and YouTube.

# # #

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	June 29, 2025	December 29, 2024
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$934	$1,127
Short-term investments	221	93
Accounts receivable, net	701	735
Inventory, net	575	547
Prepaid expenses and other current assets	210	244
Total current assets	2,641	2,746
Property and equipment, net	764	815
Operating lease right-of-use assets	397	419
Goodwill	1,113	1,113
Intangible assets, net	238	295
Deferred tax assets, net	534	567
Other assets	400	348
Total assets	$6,087	$6,303

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$200	$221
Accrued liabilities	762	827
Term debt, current portion	499	499
Total current liabilities	1,461	1,547
Operating lease liabilities	528	554
Term debt	1,492	1,490
Other long-term liabilities	348	339
Stockholders’ equity	2,258	2,373
Total liabilities and stockholders’ equity	$6,087	$6,303

Illumina, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Revenue:
Product revenue	$912	$927	$1,793	$1,803
Service and other revenue	147	185	307	385
Total revenue	1,059	1,112	2,100	2,188
Cost of revenue:
Cost of product revenue (a)	276	250	529	504
Cost of service and other revenue (a)	71	95	160	202
Amortization of acquired intangible assets	17	46	33	94
Total cost of revenue	364	391	722	800
Gross profit	695	721	1,378	1,388
Operating expense:
Research and development (a)	247	325	499	660
Selling, general and administrative (a)	234	147	501	588
Goodwill and intangible impairment	—	1,886	—	1,889
Total operating expense	481	2,358	1,000	3,137
Income (loss) from operations	214	(1,637)	378	(1,749)
Other income (expense), net	92	(339)	110	(337)
Income (loss) before income taxes	306	(1,976)	488	(2,086)
Provision for income taxes	71	12	122	28
Net income (loss)	$235	$(1,988)	$366	$(2,114)
Earnings (loss) per share:
Basic	$1.49	$(12.48)	$2.32	$(13.28)
Diluted	$1.49	$(12.48)	$2.31	$(13.28)
Shares used in computing earnings (loss) per share:
Basic	157	159	158	159
Diluted	157	159	158	159

The consolidated results for Q2 2024 and YTD 2024 include the results for GRAIL which was spun off on June 24, 2024.

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Cost of product revenue	$6	$7	$11	$13
Cost of service and other revenue	1	1	1	4
Research and development	28	43	58	82
Selling, general and administrative	34	59	72	109
Stock-based compensation expense before taxes	$69	$110	$142	$208

Illumina, Inc.
Condensed Statements of Cash Flows
(In millions)
(unaudited)

TABLE 1: CONSOLIDATED STATEMENTS OF CASH FLOWS AND FREE CASH FLOWS:

	Three Months Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Net cash provided by operating activities	$234	$80	$474	$157
Net cash used in investing activities	(49)	(41)	(112)	(89)
Net cash used in financing activities	(371)	(225)	(566)	(191)
Effect of exchange rate changes on cash and cash equivalents	7	(2)	11	(5)
Net decrease in cash and cash equivalents	(179)	(188)	(193)	(128)
Cash and cash equivalents, beginning of period	1,113	1,108	1,127	1,048
Cash and cash equivalents, end of period	$934	$920	$934	$920

Calculation of free cash flow:
Net cash provided by operating activities	$234	$80	$474	$157
Purchases of property and equipment	(30)	(32)	(62)	(67)
Free cash flow (a)	$204	$48	$412	$90

The consolidated results for Q2 2024 and YTD 2024 include the results for GRAIL which was spun off on June 24, 2024.

TABLE 2: CORE ILLUMINA FREE CASH FLOWS:

	Three Months Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Net cash provided by operating activities	$234	$243	$474	$527
Purchases of property and equipment	(30)	(30)	(62)	(63)
Free cash flow (a)	$204	$213	$412	$464

(a)Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Constant Currency Revenue
(Dollars in millions)
(unaudited)

TABLE 1: CORE ILLUMINA - CONSTANT CURRENCY REVENUE:

	Three Months Ended			Six Months Ended
	June 29, 2025	June 30, 2024	% Change	June 29, 2025	June 30, 2024	% Change
Revenue	$1,059	$1,092	(3)%	$2,100	$2,148	(2)%
Less: Hedge effect	(2)	4		5	7
Revenue, excluding hedge effect	1,061	1,088		2,095	2,141
Less: Exchange rate effect	7	—		(9)	—
Constant currency revenue (a)	$1,054	$1,088	(3)%	$2,104	$2,141	(2)%

TABLE 2: CONSOLIDATED - CONSTANT CURRENCY REVENUE:

	Three Months Ended			Six Months Ended
	June 29, 2025	June 30, 2024	% Change	June 29, 2025	June 30, 2024	% Change
Revenue	$1,059	$1,112	(5)%	$2,100	$2,188	(4)%
Less: Hedge effect	(2)	4		5	7
Revenue, excluding hedge effect	1,061	1,108		2,095	2,181
Less: Exchange rate effect	7	—		(9)	—
Constant currency revenue (a)	$1,054	$1,108	(5)%	$2,104	$2,181	(4)%

The consolidated results for Q2 2024 and YTD 2024 include the results for GRAIL which was spun off on June 24, 2024.

(a)Constant currency revenue growth, which is a non-GAAP financial measure, is calculated using comparative prior period foreign exchange rates to translate current period revenue, net of the effects of hedges.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

TABLE 1: RECONCILIATION OF GAAP AND NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE:

	Three Months Ended			Six Months Ended
	June 29, 2025	June 30, 2024		June 29, 2025	June 30, 2024
	Core/Consolidated	Core Illumina	Consolidated	Core/Consolidated	Core Illumina	Consolidated
GAAP diluted earnings (loss) per share	$1.49	$0.41	$(12.48)	$2.31	$0.85	$(13.28)
Cost of revenue (b)	0.25	0.10	0.29	0.37	0.19	0.60
R&D expense (b)	0.03	—	—	0.09	0.01	0.01
SG&A expense (b)	(0.04)	(1.35)	(1.33)	0.09	(0.84)	(0.75)
Goodwill and intangible impairment (b)	—	—	11.84	—	0.02	11.86
Other (income) expense, net (b)	(0.65)	2.06	2.06	(0.85)	2.01	2.01
Provision for income taxes (b)	0.11	(0.13)	(0.02)	0.15	(0.17)	—
Non-GAAP diluted earnings per share (a)	$1.19	$1.09	$0.36	$2.16	$2.07	$0.45

TABLE 2: RECONCILIATION OF GAAP AND NON-GAAP NET INCOME (LOSS):

	Three Months Ended			Six Months Ended
	June 29, 2025	June 30, 2024		June 29, 2025	June 30, 2024
	Core/Consolidated	Core Illumina	Consolidated	Core/Consolidated	Core Illumina	Consolidated
GAAP net income (loss)	$235	$66	$(1,988)	$366	$135	$(2,114)
Cost of revenue (b)	40	15	46	59	30	95
R&D expense (b)	4	—	—	15	2	2
SG&A expense (b)	(7)	(215)	(211)	12	(132)	(120)
Goodwill and intangible impairment (b)	—	—	1,886	—	3	1,889
Other (income) expense, net (b)	(102)	328	328	(135)	319	319
Provision for income taxes (b)	17	(20)	(4)	25	(28)	—
Non-GAAP net income (a)	$187	$174	$57	$342	$329	$71

Amounts in tables are rounded to the nearest millions. As a result, certain amounts may not recalculate.

The consolidated results for Q2 2024 and YTD 2024 include the results for GRAIL which was spun off on June 24, 2024.

(a)Non-GAAP net income and diluted earnings per share exclude the effects of the pro forma adjustments detailed above. Non-GAAP net income and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future operating performance.
(b)Refer to Reconciliations between GAAP and Non-GAAP Results of Operations for details of amounts.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3: RECONCILIATION OF GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended
	June 29, 2025		June 30, 2024
	Core/Consolidated		Core Illumina		GRAIL	Elims	Consolidated
GAAP gross profit (loss) (b)	$695	65.6%	$743	68.0%	$(16)	$(6)	$721	64.8%
Acquisition-related costs (c)	16	1.5%	15	1.4%	31	—	46	4.2%
Transformational initiatives (d)	1	0.1%	—	—	—	—	—	—
Intangible impairment (h)	23	2.2%	—	—	—	—	—	—
Non-GAAP gross profit (a)	$735	69.4%	$758	69.4%	$15	$(6)	$767	69.0%

GAAP R&D expense	$247	23.3%	$241	22.1%	$88	$(4)	$325	29.2%
Transformational initiatives (d)	(4)	(0.4)%	—	—	—	—	—	—
Non-GAAP R&D expense	$243	22.9%	$241	22.1%	$88	$(4)	$325	29.2%

GAAP SG&A expense	$234	22.1%	$60	5.5%	$88	$(1)	$147	13.2%
Acquisition-related costs (c)	12	1.1%	218	20.0%	(4)	—	214	19.3%
Transformational initiatives (d)	(5)	(0.5)%	(3)	(0.3)%	—	—	(3)	(0.3)%
Non-GAAP SG&A expense	$241	22.7%	$275	25.2%	$84	$(1)	$358	32.2%

GAAP goodwill and intangible impairment	$—	—	$—	—	$1,886	$—	$1,886	169.6%
Goodwill impairment (h)	—	—	—	—	(1,466)	—	(1,466)	(131.8)%
Intangible (IPR&D) impairment (h)	—	—	—	—	(420)	—	(420)	(37.8)%
Non-GAAP goodwill and intangible impairment	$—	—	$—	—	$—	$—	$—	—

GAAP operating profit (loss)	$214	20.2%	$442	40.5%	$(2,078)	$(1)	$(1,637)	(147.2)%
Cost of revenue	40	3.8%	15	1.4%	31	—	46	4.2%
R&D costs	4	0.4%	—	—	—	—	—	—
SG&A costs	(6)	(0.6)%	(215)	(19.7)%	4	—	(211)	(19.0)%
Goodwill and intangible impairment	—	—	—	—	1,886	—	1,886	169.6%
Non-GAAP operating profit (loss) (a)	$252	23.8%	$242	22.2%	$(157)	$(1)	$84	7.6%

GAAP other income (expense), net	$92	8.7%	$(341)	(31.2)%	$2	$—	$(339)	(30.5)%
Strategic investment (gain) loss, net (e)	(102)	(9.7)%	334	30.5%	—	—	334	30.0%
Other (f)	—	—	(6)	(0.5)%	—	—	(6)	(0.5)%
Non-GAAP other (expense) income, net (a)	$(10)	(1.0)%	$(13)	(1.2)%	$2	$—	$(11)	(1.0)%
Amounts in tables are rounded to the nearest millions. As a result, certain amounts may not recalculate.
Percentages of revenue are calculated based on the revenue of the respective segment.

The consolidated results for Q2 2024 and YTD 2024 include the results for GRAIL which was spun off on June 24, 2024.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3: RECONCILIATION OF GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Six Months Ended
	June 29, 2025		June 30, 2024
	Core/Consolidated		Core Illumina		GRAIL	Elims	Consolidated
GAAP gross profit (loss) (b)	$1,378	65.6%	$1,436	66.9%	$(38)	$(10)	$1,388	63.5%
Acquisition-related costs (c)	33	1.6%	30	1.4%	65	—	95	4.3%
Transformational initiatives (d)	3	0.1%	—	—	—	—	—	—
Intangible impairment (h)	23	1.1%	—	—	—	—	—	—
Non-GAAP gross profit (a)	$1,437	68.4%	$1,466	68.3%	$27	$(10)	$1,483	67.8%

GAAP R&D expense	$499	23.8%	$479	22.3%	$189	$(8)	$660	30.2%
Acquisition-related costs (c)	(1)	—	—	—	—	—	—	—
Transformational initiatives (d)	(14)	(0.7)%	(2)	(0.1)%	—	—	(2)	(0.1)%
Non-GAAP R&D expense	$484	23.1%	$477	22.2%	$189	$(8)	$658	30.1%

GAAP SG&A expense	$501	23.8%	$396	18.5%	$192	$—	$588	26.9%
Acquisition-related costs (c)	17	0.8%	171	7.9%	(13)	—	158	7.2%
Transformational initiatives (d)	(24)	(1.1)%	(38)	(1.8)%	(1)	—	(39)	(1.8)%
Other (g)	(5)	(0.2)%	—	—	—	—	—	—
Non-GAAP SG&A expense	$489	23.3%	$529	24.6%	$178	$—	$707	32.3%

GAAP goodwill and intangible impairment	$—	—	$3	0.1%	$1,886	$—	$1,889	86.3%
Goodwill impairment (h)	—	—	—	—	(1,466)	—	(1,466)	(67.0)%
Intangible (IPR&D) impairment (h)	—	—	(3)	(0.1)%	(420)	—	(423)	(19.3)%
Non-GAAP goodwill and intangible impairment	$—	—	$—	—	$—	$—	$—	—

GAAP operating profit (loss)	$378	18.0%	$558	26.0%	$(2,305)	$(2)	$(1,749)	(79.9)%
Cost of revenue	59	2.8%	30	1.4%	65	—	95	4.3%
R&D costs	15	0.7%	2	0.1%	—	—	2	0.1%
SG&A costs	12	0.6%	(133)	(6.2)%	13	—	(120)	(5.4)%
Goodwill and intangible impairment	—	—	3	0.1%	1,886	—	1,889	86.3%
Non-GAAP operating profit (loss) (a)	$464	22.1%	$460	21.4%	$(341)	$(2)	$117	5.4%

GAAP other income (expense), net	$110	5.2%	$(342)	(15.9)%	$5	$—	$(337)	(15.4)%
Strategic investment (gain) loss, net (e)	(135)	(6.4)%	327	15.2%	—	—	327	15.0%
Other (f)	—	—	(8)	(0.4)%	—	—	(8)	(0.4)%
Non-GAAP other (expense) income, net (a)	$(25)	(1.2)%	$(23)	(1.1)%	$5	$—	$(18)	(0.8)%
Amounts in tables are rounded to the nearest millions. As a result, certain amounts may not recalculate.
Percentages of revenue are calculated based on the revenue of the respective segment.

The consolidated results for Q2 2024 and YTD 2024 include the results for GRAIL which was spun off on June 24, 2024.

(a)Non-GAAP gross profit, included within non-GAAP operating profit (loss), is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP operating profit (loss) and non-GAAP other income (expense), net exclude the effects of the pro forma adjustments as detailed above. Non-GAAP operating margin is a key component of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance.
(b)Reconciling amounts are recorded in cost of revenue.
(c)Amounts for Q2 2025 consist of $16 million for amortization of intangible assets (cost of revenue) and $9 million related primarily to legal and other expenses for the pending SomaLogic acquisition and legal expenses for the GRAIL acquisition (SG&A), offset by $21 million for fair value adjustments on our contingent consideration liabilities (SG&A). Amounts for YTD 2025 consist of $33 million for amortization of intangible assets (cost of revenue) and $15 million related primarily to legal expenses for the GRAIL acquisition and legal and other expenses for the pending SomaLogic acquisition (SG&A), offset by $32 million for fair value adjustments on our contingent consideration liabilities (SG&A). Consolidated amounts for Q2 2024 consist of $271 million for fair value adjustments on our contingent consideration liabilities, offset by $47 million for amortization of intangible assets, $49 million related primarily to legal and other expenses for the acquisition and divestiture of GRAIL, and $7 million for accrued interest on the EC fine. Consolidated amounts for YTD 2024 consist of $255 million for fair value adjustments on our contingent consideration liabilities, offset by $97 million for amortization of intangible assets, $81 million related primarily to legal and other expenses for the acquisition and divestiture of GRAIL, and $14 million for accrued interest on the EC fine.
(d)Amounts for Q2 2025, YTD 2025 and Q2 2024 consist primarily of employee severance costs related to restructuring activities. Amounts for YTD 2024 consist primarily of lease and other asset impairments.
(e)Amounts consist primarily of mark-to-market adjustments and impairments on our strategic investments.
(f)Consolidated amounts for Q2 2024 consist of $8 million for fair value adjustments on our Helix contingent value right, which was settled in 2024, offset by $2 million for unrealized gains/losses related to foreign currency balance sheet remeasurement of the EC fine liability, that was reversed in 2024, and unrealized/realized mark-to-market gains/losses on hedge associated with the EC fine, for which such forward contracts were terminated in 2024. Consolidated amounts for YTD 2024 consist of $11 million for fair value adjustments on our Helix contingent value right, offset by $3 million for unrealized gains/losses related to foreign currency balance sheet remeasurement of the EC fine liability and unrealized/realized mark-to-market gains/losses on hedge associated with the EC fine.
(g)Amounts for YTD 2025 consist of $3 million for costs related to board membership changes and $2 million for legal contingency accrual.
(h)Amounts for Q2 2025 and YTD 2025 consist of an intangible asset impairment related to Core Illumina. Amounts for Q2 2024 and YTD 2024 consist of goodwill and IPR&D intangible asset impairments related to GRAIL. Amount for YTD 2024 also consists of an IPR&D intangible asset impairment related to Core Illumina.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 4: RECONCILIATION OF GAAP AND NON-GAAP TAX PROVISION:

	Three Months Ended
	June 29, 2025		June 30, 2024
	Core/Consolidated		Core Illumina		Consolidated
GAAP tax provision	$71	23.4%	$35	35.0%	$12	(0.6)%
Income tax provision (b)	(1)		(1)		(1)
GILTI, US foreign tax credits, global minimum top-up tax (c)	—		(20)		(99)
Incremental non-GAAP tax expense (d)	(16)		41		104
Non-GAAP tax provision (a)	$54	22.2%	$55	24.2%	$16	22.3%

	Six Months Ended
	June 29, 2025		June 30, 2024
	Core/Consolidated		Core Illumina		Consolidated
GAAP tax provision	$122	25.1%	$80	37.3%	$28	(1.4)%
Income tax provision (b)	(7)		(1)		(1)
GILTI, US foreign tax credits, global minimum top-up tax (c)	—		(33)		(116)
Incremental non-GAAP tax expense (d)	(18)		62		117
Non-GAAP tax provision (a)	$97	22.1%	$108	24.9%	$28	28.8%

The consolidated results for Q2 2024 and YTD 2024 include the results for GRAIL which was spun off on June 24, 2024.

(a)Non-GAAP tax provision excludes the effects of the pro forma adjustments detailed above, which have been excluded to assist investors in analyzing and assessing past and future operating performance.
(b)Amounts represent the difference between book and tax accounting related to stock-based compensation cost.
(c)Amounts represent the impact of GRAIL pre-acquisition net operating losses on GILTI, the utilization of US foreign tax credits, and the Pillar Two global minimum top-up tax, which no longer applies for 2025 since the GRAIL pre-acquisition net operating losses were fully utilized in prior years.
(d)Incremental non-GAAP tax expense reflects tax impact of the non-GAAP adjustments listed in Table 2.